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                                                                    EXHIBIT 23.1


REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Crown Vantage Inc.:

We have audited the consolidated balance sheet of Crown Vantage, Inc. and subsidiaries, as described in Note 2, as of December 31, 1995 and the related consolidated statements of operations, cash flows, and changes in equity for each of the two years in the period ended December 31, 1995 which financial statements are included on pages 25 through 46 of the 1996 Annual Report to shareholders of Crown Vantage Inc. and incorporated by reference herein. We have also audited the financial statement schedule as of December 31, 1995 and for the period since inception through December 31, 1995 listed in the index on page 12 of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the management of Crown Vantage Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Crown Vantage Inc. and subsidiaries, as described in Note 2, as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basis financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in the last paragraph to Note 9 to the financial statements and in
Note 1 to the financial statement schedule, the Company has revised certain balance sheet amounts previously reported in the 1995 financial statements and 1995 financial statement schedule related to accounting for pension plans.



                                   COOPERS & LYBRAND L.L.P.

Oakland, California
February 23, 1996



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